                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS
                   (In thousands, except earnings per share)

                                                                                         TWELVE MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Primary:
Average shares outstanding.......................................................     15,086     16,882     17,382
Net effect of the assumed exercise of stock options--based on the treasury stock
  method using average market price..............................................        394        116          0
Net effect of the assumed exercise of MRP's--based on the treasury stock method
  using average market price.....................................................        155         46          0
                                                                                   ---------  ---------  ---------
Average common & common stock equivalents........................................     15,635     17,044     17,382
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $  11,912  $  16,717  $  11,055
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Earnings per share...............................................................  $   0 .76  $    0.98  $    0.37*
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Fully Diluted:
Average shares outstanding.......................................................     15,086     16,882     17,382
Net effect of the assumed exercise of stock options--based on the treasury stock
  method using average market price..............................................        598        169          0
Net effect of the assumed exercise of MRP's--based on the treasury stock method
  using average market price.....................................................        198         54          0
                                                                                   ---------  ---------  ---------
Average common & common stock equivalents........................................     15,882     17,105     17,382
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $  11,912  $  16,717  $  11,055
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Earnings per share...............................................................  $    0.75  $    0.98  $    0.37*
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

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*   Earnings per share of Common Stock are computed based on the weighted average number of common shares outstanding of 17,382,035 and net income of $6,468,000 from July 28, 1994 (date of conversion to stock form of ownership) through December 31, 1994.